                                                                   Exhibit 10.14

                                                                  Execution Copy








                    STOCK PURCHASE AND SUBSCRIPTION AGREEMENT


                                  BY AND AMONG


                                 MEDIAPLEX, INC.


                                       AND


                    LOEWS CINEPLEX ENTERTAINMENT CORPORATION


                                       AND


                             MEGABOX CINEPLEX, INC.







                                  JULY 25, 2002

                    STOCK PURCHASE AND SUBSCRIPTION AGREEMENT


THIS STOCK PURCHASE AND SUBSCRIPTION AGREEMENT ("AGREEMENT") is made this 25th day of July, 2002 by and among MEDIAPLEX, INC., a corporation established under the laws of Korea and having its offices at 7F, Cinehouse B/D, 91-6 Nonhyun-dong, Kangnam-ku, Seoul, Republic of Korea (hereinafter "SELLER"), Loews Cineplex Entertainment Corporation, a corporation established under the laws of the State of Delaware, United States of America, and having its offices at 711 Fifth Avenue, New York, NY 10022, U.S.A. (hereinafter "BUYER") and Megabox Cineplex, Inc., a corporation established under the laws of Korea and having its offices at 7F, Cinehouse B/D, 91-6 Nonhyun-dong, Kangnam-ku, Seoul, Republic of Korea (hereinafter the "COMPANY").


                                   WITNESSETH:


WHEREAS, Seller, the Company and Loews Cineplex International Holdings, Inc. ("LCI") have entered into a Joint Venture Agreement dated May 9, 2000, as amended by the First Amendment to Joint Venture Agreement dated August 8, 2000, and the Supplemental Agreement and Second Amendment to Joint Venture Agreement dated August 24, 2000 ("JOINT VENTURE AGREEMENT");

WHEREAS, concurrently with the execution of this Agreement, Seller, Buyer, the Company and LCI have entered into an Amended and Restated Joint Venture Agreement ("AMENDED AND RESTATED JOINT VENTURE AGREEMENT");

WHEREAS, as of the date hereof, Seller owns three million six hundred seventy-nine thousand eight hundred and forty (3,679,840) shares of the Company's common stock, representing seventy-five and four tenths percent (75.4%) of all of the issued and outstanding capital stock of the Company, and Buyer owns one million two hundred thousand (1,200,000) shares of the Company's common stock, representing twenty-four and six tenths percent (24.6%) of all of the issued and outstanding capital stock of the Company;

WHEREAS, pursuant to Paragraph (o) of Article 4 of the Supplemental Agreement and Second Amendment to Joint Venture Agreement dated August 24, 2000, LCI has the right to purchase the Mediaplex Shares (as defined in Section 1.1.1) from Seller and to subscribe to the New Shares (as defined in Section 1.1.2);

WHEREAS, the Company is the holder of the Bank Debt (as defined in Section 4.1.5), a portion of which Buyer and Seller have determined it is in the best interest of the Company to retire;

WHEREAS, Seller wishes to purchase from the Company and the Company wishes to sell to Seller the Jeewoo Contributions (as defined in Section 5.2.3); and

WHEREAS, (i) Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer the Mediaplex Shares, (ii) Buyer wishes to subscribe to and Seller and the Company wishes to issue to Buyer the New Shares and (iii) Seller wishes to purchase from the Company and Buyer and the Company desire that the Company sell to Seller the Jeewoo Contributions, all upon and subject to the terms, covenants, agreements and conditions hereinafter set forth.


NOW, THEREFORE, in consideration of the premises and the mutual and independent covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                                TERMS OF PURCHASE

1.1. Purchase and Sale; Subscription. Subject to the terms and conditions hereof:

         1.1.1. Buyer shall purchase from Seller, and Seller shall sell to Buyer, all right, title and interest in and to one million fifteen thousand five hundred and eighteen (1,015,518) shares of the Company's common stock (the "MEDIAPLEX SHARES"); and

         1.1.2. Buyer shall subscribe for, and the Company shall issue to Buyer, four hundred forty-eight thousand eight hundred and four (448,804) new shares of the Company's common stock (the "NEW SHARES").

1.2.     Purchase and Subscription Consideration.

         1.2.1. Subject to the terms and conditions hereof and in consideration of the sale and transfer to Buyer by Seller of all of the Mediaplex Shares, Buyer shall pay to Seller at Closing (as defined in Section 2.1 below) a total purchase consideration of seventeen billion one hundred fifty-seven million eight hundred thousand Korean Won (KW17,157,800,000) (the "PURCHASE CONSIDERATION").

         1.2.2. Subject to the terms and conditions hereof and in consideration of the issuance and transfer to Buyer by the Company of all of the New Shares, Buyer shall pay to the Company at Closing a total subscription consideration of seven billion five hundred eighty-two million nine hundred ninety-two thousand three hundred and eighty-four Korean Won (KW7,582,992,384) (the "SUBSCRIPTION CONSIDERATION").


                                   ARTICLE II
                                     CLOSING

2.1. Closing Date. The closing for the sale and purchase of the Mediaplex Shares and the subscription of the New Shares ("CLOSING") shall take place on July 31, 2002 or such other date as the parties shall mutually agree in writing ("CLOSING DATE"). The Closing shall take place at the offices of the Company or such other place as the parties shall mutually agree in writing.

2.2.     Buyer's Closing Actions.  On the Closing Date:

         2.2.1.   Buyer shall deliver to Seller and the Company:

                  2.2.1.1. A certificate in form reasonably acceptable to Seller and the Company stating that the conditions specified in Sections 3.2 and 3.3 of this Agreement have been satisfied; and

                  2.2.1.2. A copy of the resolutions of the Board of Directors of Buyer (i) approving the purchase of the Mediaplex Shares from Seller and the subscription of the New Shares on the terms hereof and (ii) approving the execution, delivery and performance of this Agreement and the Amended and Restated Joint Venture Agreement.

         2.2.2. Buyer shall pay to Seller the Purchase Consideration by wire transfer of immediately available funds to an account previously designated in writing by Seller at least five Business Days (defined as the days on which banks are open for business in Korea) prior to the Closing Date.

         2.2.3. Buyer shall pay to the Company the Subscription Consideration by wire transfer of immediately available funds to the Company's subscription account previously designated in writing by the Company at least five Business Days prior to the Closing Date.

2.3.     Seller's Closing Actions.  On the Closing Date:

         2.3.1.   Seller shall deliver to Buyer:

                  2.3.1.1. A certificate in form reasonably acceptable to Buyer stating that the conditions specified in Section 3.1 of this Agreement have been satisfied; and

                  2.3.1.2. A copy of the resolutions of the Board of Directors of Seller (i) approving the sale of the Mediaplex Shares to Buyer on the terms hereof and (ii) approving the execution, delivery and performance of this Agreement and the Amended and Restated Joint Venture Agreement.

         2.3.2. Seller shall deliver to Buyer the original share certificates representing the Mediaplex Shares together with executed copies of any and all certificates or other documents reasonably required by Buyer's counsel to consummate the transfer of ownership of the Mediaplex Shares from Seller to Buyer.

2.4.     Company's Closing Actions. On the Closing Date:

         2.4.1.   The Company shall deliver to Buyer:

                  2.4.1.1. True, correct and complete copies of the Company's balance sheet and income statement at and for the fiscal year ended December 31, 2001, audited in accordance with Korean GAAP and the Company's unaudited balance sheet and income statement for the first quarter of 2002, prepared in accordance with Korean GAAP ("FINANCIAL STATEMENTS");

                  2.4.1.2. A certificate in form reasonably acceptable to Buyer stating that the conditions specified in Section 3.1 of this Agreement have been satisfied; and

                  2.4.1.3. A copy of the resolutions of the Board of Directors of the Company (i) approving the issuance of the New Shares to Buyer on the terms hereof and (ii) approving the execution, delivery and performance of this Agreement and the Amended and Restated Joint Venture Agreement.

2.5. Interim Agreements. Subject to Article III of the Amended and Restated Joint Venture Agreement, upon Closing, the Supplemental Agreement and Second Amendment to Joint Venture Agreement dated August 24, 2000 shall become null and void, and any and all rights and obligations of the parties thereunder shall also become null and void.


                                   ARTICLE III
                         CONDITIONS PRECEDENT TO CLOSING

3.1. Conditions Precedent to Buyer's Obligations. The obligations of Buyer hereunder to purchase the Mediaplex Shares and to subscribe to the New Shares are subject to the satisfaction of each of the following conditions at or prior to Closing, unless waived by Buyer in writing:

         3.1.1. All of the representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date.

         3.1.2. Seller and the Company shall have performed and complied in all respects with the conditions required by this Agreement to be performed or complied with prior to or at Closing.

         3.1.3. From the date hereof to the Closing Date, the Company shall not have suffered any material adverse change with respect to its properties and assets, business operation or financial condition.

3.2. Condition Precedent to Seller's Obligations. The obligations of Seller hereunder to sell the Mediaplex Shares to Buyer are subject to the satisfaction of each of the following conditions at or prior to Closing, unless waived by Seller in writing:

         3.2.1. All of the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date.

         3.2.2. Buyer shall have performed and complied in all respects with the conditions required by this Agreement to be performed or complied with prior to or at Closing.

3.3. Condition Precedent to the Company's Obligations. The obligations of the Company hereunder to issue the New Shares to Buyer are subject to the satisfaction of each of the following conditions at or prior to Closing, unless waived by the Company in writing:

         3.2.1. All of the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date.

         3.2.2. Buyer shall have performed and complied in all respects with the conditions required by this Agreement to be performed or complied with prior to or at Closing.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

         4.1.1. Seller and the Company are both corporations duly organized and validly existing under the laws of the Republic of Korea.

         4.1.2. Seller has full legal right, power and authority to execute and deliver this Agreement and to duly perform and observe the terms and conditions hereof.

         4.1.3. Seller is the sole owner of the Mediaplex Shares, free and clear of any and all pledges, security interests, liens and encumbrances of any nature whatsoever.

         4.1.4. The Financial Statements present fairly in all material respects the financial condition of the Company at the respective dates indicated and its results of operations for the periods then ended, all in accordance with Korean GAAP.

         4.1.5. The Company has no liabilities of a nature required to be disclosed in the Financial Statements in accordance with Korean GAAP as historically applied by the Company other than liabilities (i) reflected or reserved for on the Financial Statements, (ii) disclosed on Schedule 4.1.5.(a) hereto or
                  (iii) incurred in the ordinary course of business since the date of the balance sheet included in the most recent Financial Statement. In addition, the Company has no non-current liabilities other than the bank debt, the major terms of which are set forth in Schedule 4.1.5.(b) hereto (the "BANK DEBT").

         4.1.6. Except as set forth on Schedule 4.1.6., the Company has: (i) timely filed all tax returns pursuant to applicable legal requirements; (ii) paid or made proper provision for payment of all material taxes due and payable by it; and (iii) withheld or collected all material taxes required by applicable legal requirements and paid such taxes to the proper governmental body. In addition, except as set forth on
                  Schedule 4.1.6., no tax deficiency has been proposed or asserted against the Company as a result of any examination by any governmental body that has not been paid or finally settled and no such audit or examination is pending or, to Seller's knowledge, proposed.

         4.1.7. Schedule 4.1.7. lists the name, job title, hire date and current compensation of each member of the Company's senior management (any employee above the level of theater manager). Except as set forth on Schedule 4.1.7., the Company is not a party to any written or oral contract with any of the Company's current or former senior management with respect to length, duration, or termination of employment, salaries, bonuses, percentage compensation, deferred compensation, health insurance or any other form of remuneration.

         4.1.8. Schedule 4.1.8. describes all of the Company's Material Contracts (as defined below) entered into between the Company and third parties since November 2000. Each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, unless otherwise noted in Schedule
                  4.1.8. Neither the Company nor to Seller's knowledge the other parties to the Material Contracts are in material default under the terms of the applicable Material Contract. To Seller's knowledge, no party to any Material Contract intends to terminate such Material Contract or modify its business relationship with the Company in a manner that is materially adverse to the Company. For purposes of this Agreement, the term "MATERIAL CONTRACT" shall mean any contract to which the Company is a party or by which it is bound that involves performance of services or delivery of goods or materials by or to the Company of an amount in excess of one hundred thousand United States dollars (US$100,000) other than contracts with film companies regarding film distribution or film rent payments; provided, however, a contract regarding film distribution or film rental payment shall be deemed to be a "MATERIAL CONTRACT" for purposes of this Section 4.1.8 if Seller or any affiliate of Seller is a party to such contract.

         4.1.9. Schedule 4.1.9. describes all real property owned or leased by the Company. The Company has good and valid title to, or if applicable, a valid leasehold interest in the real property listed on Schedule 4.1.9., free and clear of any and all encumbrances. Each lease listed on Schedule 4.1.9. is in full force and effect and neither the Company nor to Seller's knowledge any other party to the lease is in material default under the terms of the lease.

         4.1.10. All of the Company's insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination had been received by the Company with respect to any such policy. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach of any such policies.

         4.1.11. The execution and delivery of this Agreement will not result in the breach or violation of Seller's articles of incorporation or a breach or violation of any of the terms or conditions of, or constitute a default under, or violate, or result in a change in the rights or duties of any party to or under any contract or agreement to which Seller is subject, and such execution and delivery have been duly authorized by all required corporate action.

         4.1.12. There are no judgments, decrees or orders against Seller or the Company, and to the best of Seller's knowledge, no litigation is pending or threatened against Seller or the Company that seeks to prohibit Seller or the Company from consummating the transactions contemplated hereby.

         4.1.13. All the Shares are, or will be by the date immediately following the Closing, validly issued and outstanding and fully paid. Seller is the record and sole beneficial owner of the Mediaplex Shares and, at Closing, shall deliver the Mediaplex Shares free and clear of any liens, claims, pledges, charges, security interests or other encumbrances (other than any of the foregoing arising as a matter of law, which, to the best of Seller's knowledge, there are none). Other than as provided in this Agreement, there are no agreements on the part of Seller for the purchase, sale or other disposition of any of the Mediaplex Shares or any interest therein, and, upon the transfer of the Mediaplex Shares to Buyer in accordance with this Agreement, good and marketable title in and to the Mediaplex Shares will have been transferred and sold to Buyer, free and clear of all liens, charges, security interests and encumbrances of any nature whatsoever.

         4.1.14. This Agreement constitutes the legal, valid and binding obligation of Seller and the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, conservatorship, receivership, liquidation, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         4.1.15. Except as set forth in Schedule 4.1.15., there are no other parties from whom consent is required in order to consummate the transactions contemplated hereby.

         4.1.16. The Company is not the subject of any bankruptcy, liquidation, dissolution or other comparable proceeding and no trustee, receiver or liquidator has been appointed for the Company (and no proceeding for same is pending).

         4.1.17. Neither Seller nor anyone acting on Seller's behalf has incurred any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         4.1.18. To Seller's knowledge, the Company is not infringing upon the intellectual property of any third party and no third party is infringing upon the intellectual property of the Company.

         4.1.19. All receivables of the Company (including accounts receivable, notes receivable and other debts owing to or accruing to the Company and the full benefit of all security for such accounts, notes or debts), as reflected in the Financial Statements and which have arisen thereafter, have arisen only from bona fide transactions in the ordinary course of business and are collectible in the ordinary course of business as of the date hereof. The values at which receivables are carried reflects the accounts receivable valuation policy of the Company which is consistent with its past practice and in accordance with Korean GAAP applied on a consistent basis.

         4.1.20.  Except as set forth on Schedule 4.1.20., since January 1, 2002
                  (i) no event has occurred that would reasonably be expected to have a material adverse effect and (ii) the Company has not made or agreed to make any increase in compensation payable to any member of the Company's senior management except in the ordinary course of business consistent with past practice.

         4.1.21. The Company is complying, and during all applicable times has complied in all material respects, with all legal requirements applicable to it and to the conduct of its business.

         4.1.22. Except as disclosed on Schedule 4.1.22. hereto, there are no outstanding notes payable to or accounts receivable from, or advances, directly or indirectly, by the Company to, and the Company is not, directly or indirectly, otherwise a creditor of, or party to any contract with, Seller or any affiliate of Seller.

         4.1.23. Except as set forth on Schedule 4.1.23. hereto, the Company has good and marketable to, or a valid license or leasehold interest in, the assets used by the Company, except for assets disposed of prior to Closing in the ordinary course of business. Immediately after Closing, the Company will have good and marketable title to, or a valid license or leasehold interest in, all assets used by the Company.

         4.1.24. No representation or warranty made by Seller in this Agreement, in the Schedules or in the certificate to be provided pursuant to Section 2.3.1.1 contains or will contain any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein, in light of circumstances under which they were made, not misleading.

4.2. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller and the Company as follows:

         4.2.1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America.

         4.2.2. Buyer has full legal right, power and authority to execute and deliver this Agreement and to duly perform and observe the terms and conditions hereof.

         4.2.3. The execution and delivery of this Agreement will not result in the breach or violation of Buyer's foundation documents or a breach or violation of any of the terms or conditions of, or constitute a default under, or violate, or result in a change in the rights or duties of any party to or under any contract or agreement to which such party is subject, and such execution and delivery have been duly authorized by all required corporate action.

         4.2.4. There are no judgments, decrees or orders against Buyer, and to the best of Buyer's knowledge, no litigation is pending or threatened against Buyer that seeks to prohibit Buyer from consummating the transactions contemplated hereby.

         4.2.5. This Agreement constitutes the legal, valid and binding obligations of Buyer, enforceable in accordance with its terms.

         4.2.6. Except as set forth in Schedule 4.2.6., there are no other parties from whom consent is required in order to consummate the transactions contemplated hereby.

         4.2.7. Buyer is not the subject of any bankruptcy, liquidation, dissolution or other comparable proceeding that affects Buyer's ability to execute, deliver and perform this Agreement, and no trustee, receiver or liquidator has been appointed for Buyer (and no proceeding for same is pending).

         4.2.8. No representation or warranty made by Buyer in this Agreement, in the Schedules or in the certificate to be provided pursuant to Section 2.2.1.1 contains or will contain any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein, in light of circumstances under which they were made, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1.     Pre-closing Covenants.  From the date of this Agreement to Closing:

         5.1.1. Seller will use its reasonable efforts to cause the Company to conduct its operations only in the ordinary course of business and, without limiting the generality of the foregoing, Seller will not, without the prior written consent of Buyer, enter into on behalf of the Company any Material Contract.

         5.1.2. Seller will use its reasonable efforts to preserve intact the present business organization and personnel of the Company, to preserve relationships with customers, suppliers and others having business dealings with the Company.

         5.1.3. Seller will cause the Company to refrain from increasing or agreeing to increase any compensation payable to any member of the Company's senior management (above theater manager level) except in the ordinary course of business of the Company.

         5.1.4. Neither Buyer, Seller nor the Company will take any action intended to interfere with or prevent the timely consummation of the transactions contemplated by this Agreement.

         5.1.5. If, to the knowledge of any party hereto, an event occurs or fails to occur that has or is reasonably likely to have a material adverse effect on the completeness or accuracy of the representations and warranties of such party set forth in
                  Article IV hereof, such party will promptly notify the other parties to that effect.

5.2.     Post-closing Covenants.

         5.2.1. No later than seven (7) Business Days from the Closing Date, Buyer and Seller shall cause the Company to apply the sum of four billion two hundred ninety-three million Korean Won (KW4,293,000,000) ("COMPANY BANK DEBT RETIREMENT PROCEEDS") from the Subscription Consideration to retire a portion of the Bank Debt identified on Schedule 4.1.5.(b) hereto.

         5.2.2. The Subscription Consideration less the Company Debt Retirement Proceeds (three billion two hundred eighty-nine million nine hundred ninety-two thousand three hundred and eighty four Korean Won (KW3,289,992,384)) will remain in the Company as additional operating capital for such purposes as the Company's shareholders may determine from time to time in accordance with the terms of the Amended and Restated Joint Venture Agreement.

         5.2.3. No later than ten (10) Business Days from the Closing Date, Seller shall purchase from the Company 260 units of contribution in the Jeewoo-Mega Film Venture Fund ("JEEWOO CONTRIBUTIONS") in the face amount of two point six billion Korean Won (KW2,600,000,000) for a total purchase consideration of two billion seven hundred eight million nine hundred eighty thousand and three hundred Korean Won (KW2,708,980,300), which shall be paid by wire transfer of immediately available funds to an account previously designated in writing by the Company. Any and all taxes and associated costs and expenses (including legal fees and expenses) associated with the transfer and registration of the Jeewoo Contributions shall be for Seller's sole account; and Seller shall indemnify and hold harmless Purchaser and Company from all such taxes, costs and expenses incurred or paid by them or their affiliates.

5.3. Registration of Issuance of New Shares. On the Business Day immediately following the

         Closing Date, the Company shall register the issuance of the New Shares in the company registry of the Company and deliver the original share certificates representing the New Shares to Buyer.

5.4. Governmental Approvals. Each party to this Agreement will use its reasonable efforts to obtain all consents, approvals and authorizations of third parties, and to do all other things, including fulfilling the conditions required to be fulfilled by that party, that are necessary to bring about the timely consummation of the transactions contemplated by this Agreement.

5.5. Further Assurances. After the Closing Date, each party to this Agreement will take any additional actions, including executing and delivering additional documents that the other parties may reasonably request for the purpose of carrying out the intent of this Agreement.


                                   ARTICLE VI
                                 INDEMNIFICATION

6.1. Losses. For purposes of this Agreement, the terms "Loss" or "Losses" shall mean each and all of the following items to the extent actually incurred: claims, losses, liabilities, damages, judgments, awards, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel). Losses shall exclude all consequential damages.

6.2. Indemnification by Seller. Seller shall indemnify and hold harmless Buyer and its respective affiliates from and against any and all Losses based upon, arising out of, or resulting from, any of the following:

         6.2.1. any breach by Seller of any of the representations or warranties made by Seller in this Agreement; and

         6.2.3. any failure by Seller to perform any of its covenants or agreements contained in this Agreement.

         Notwithstanding anything to the contrary contained herein, Seller (i) shall not be obligated to pay any amount for indemnification under this
         Section 6.2 until the aggregate amount of indemnification required to be made under this Section 6.2 exceeds US$50,000 (the "BASKET AMOUNT"), whereupon Seller shall be obligated to pay all amounts for such indemnification in excess of the Basket Amount; and (ii) shall not be obligated to make any payments for indemnification under this Section
         6.2 which exceed the sum of all payments to be made by Buyer hereunder and Buyer's total prior investment in the Company.

6.3. Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller, the Company and their respective affiliates from and against any and all Losses based upon or resulting from any of the following:

         6.3.1. any breach by Buyer of any of the representations or warranties made by Buyer in this Agreement; and

         6.3.2. any failure by Buyer to perform any of its covenants or agreements contained in this Agreement.

         Notwithstanding anything to the contrary contained herein, Buyer (i) shall not be obligated to pay any amount for indemnification under this
         Section 6.3 until the aggregate amount of indemnification required to be made under this Section 6.3 exceeds the Basket Amount, whereupon Buyer shall be obligated to pay all amounts for such indemnification in excess of the Basket Amount; and (ii) shall not be obligated to make any payments for indemnification under this Section 6.3 which exceed the sum of all payments to be made by Buyer hereunder and Buyer's total prior investment in the Company.

6.4.     Indemnification by the Company.

         6.4.1. Buyer and Seller shall cause the Company to indemnify and hold harmless Buyer and Seller and each director, each affiliate of Buyer and Seller, each of the foregoing's respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Losses based upon or resulting from, (i) any liability of the Company or (ii) any act or omission performed or omitted to be performed by such person in its or his capacity as a shareholder, director or an affiliate of a shareholder or as a director, officer, employee, agent, successor or assign of such shareholder, director or affiliate) except for acts or omissions constituting gross negligence, bad faith, fraud or willful misconduct, or breach of this Agreement, provided that no person shall have any obligation or liability under this
                  Section 6.4 with respect to any Losses for which such person is indemnified or is entitled to indemnification hereunder.

         6.4.2. Except as expressly provided in this Section 6.4, neither Buyer nor Seller will have any obligation or liability to the other arising out of or relating to any liability of the Company.

6.5.     Claims. When a party seeking indemnification under Section 6.2, 6.3 or
         6.4.1 ("INDEMNIFIED PARTY") receives notice of any claims made by third parties ("THIRD PARTY CLAIMS") or has any other claim for indemnification other than a Third Party Claim, which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the other party or parties ("INDEMNIFYING PARTY") reasonably indicating (to the extent known) the nature of such claims and the basis thereof; provided, however, that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent that the Indemnifying Party shall have been materially prejudiced thereby. The Indemnified

         Party shall have the right to either (i) assume the defense of any Third Party Claim at its own cost or (ii) request that the Indemnifying Party assume the defense of such Third Party Claim. No compromise or settlement in respect of any Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed). Regardless of whether the Indemnified Party assumes the defense of a Third Party Claim or requests the Indemnifying Party to assume such defense, the Indemnifying Party shall pay all costs and expenses thereof, including without limitation fees and expenses of legal counsel.

6.6. Contribution. Except as otherwise provided hereunder, in the event that Buyer or Seller shall pay in good faith or become obligated to pay any proper obligation of the Company, such party shall be entitled to contribution from the other party to this Agreement to the extent necessary so that, after giving effect to such contribution, neither Buyer nor Seller shall bear any more than that part of such obligation which corresponds to its total share subscription capital contributions at the time of the occurrence, circumstances, events or conditions giving rise to such obligation.


                                   ARTICLE VII
                                   TERMINATION

7.1. Termination. At any time on or prior to the Closing, any party hereto may immediately terminate this Agreement by giving written notice to the other parties, if:

         7.1.1. the Closing has not occurred on or prior to July 31, 2002, or it becomes evident that any of the conditions precedent to the closing obligations of any party, as set forth in Article II and Article III hereof, will not be able to be satisfied on or prior to the Closing Date; provided, however, that failure to close or the non-satisfaction of such conditions precedent shall not be attributable to the party seeking to terminate this Agreement;

         7.1.2. without prejudice to Article VI, the other party has committed a material breach of any representation or warranty, agreement, covenant, or other term of this Agreement, and fails to cure such breach within ten (10) Business Days of the receipt of written notice from the non-breaching party requesting cure of the breach;

         7.1.3. the other party, its creditor or any third party files for bankruptcy, composition, corporate reorganization or other similar proceedings of the other party, or the other party has become insolvent and is unable to pay any debts as they become due or has explicitly or implicitly suspended payment of any debts as they become due.

7.2. Effect of Termination. In the event of termination of this Agreement under Section 7.1 hereof, this Agreement shall forthwith become null and void, except for Articles VI, VII and VIII; provided, however, the termination of this Agreement shall not relieve any party of any liability for breach of this Agreement prior to such termination.

7.3. Survival of Representation and Warranties. Notwithstanding anything contained in this Agreement to the contrary, all representations and warranties made by Seller and Buyer under this Agreement in connection with the transactions contemplated herein shall survive Closing for a period of eighteen months and shall survive any investigation made at any time with respect thereto.


                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1. No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available. No waiver shall be binding unless in writing and signed by the party to be charged or a qualified officer thereof.

8.2. Publicity. No party to this Agreement will issue any press release or otherwise make any public statements or announcements concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other parties.

8.3.     Confidentiality.

         8.3.1. Each party shall use information provided by the other party(ies) or obtained in the course of the transactions as contemplated hereunder to fully and diligently carry out the obligations under this Agreement or as required by law, but not for any other purpose.

         8.3.2. Each party agrees to maintain the confidentiality of all information and data relating to the other party(ies)'s business received from the other party(ies) including without limitation economical, financial and/or technical information, disclosed, directly or indirectly, or disclosed by visual inspection, and shall not disclose such information and data to a third party without the prior written consent of the other party(ies), provided, however, that the preceding obligation shall not apply to information which (i) was in the public domain at the time of disclosure; (ii) enters the public domain after the time of disclosure, without the receiving party's fault; (iii) is required to be disclosed by law or order of the court, in which case, the receiving party shall notify the other party(ies) of such statutory requirement or court order prior to the disclosure; or (iv) has been acquired from third parties which had not previously acquired it, directly or indirectly, from the disclosing party(ies).

         8.3.3. Each party shall procure that its employees, servants and agents are bound by the confidentiality obligations on terms set out above.

8.4. Notice. All notices hereunder shall be in writing and shall be either personally delivered, transmitted by telecopier, or transmitted by internationally recognized courier service to the parties listed below at their respective addresses. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (a) the date of delivery, in the case of notice by personal delivery, (b) the date of electronically confirmed transmission, in the case of notice by telecopier, and (c) three (3) days after dispatch, in the case of delivery by an internationally recognized courier service. For purposes hereof, the addresses of the parties (until notice of a change thereof is given as provided in this Section 8.4.), shall be as follows:

         If to Seller:

         MEDIAPLEX, INC.

         7F, Cinehouse B/D
         91-6 Nonhyun-dong
         Kangnam-ku
         Seoul, Republic of Korea
         Attention: Woo Taek Kim
         Telephone: 82-2-3218-5555
         Facsimile: 82-2-3218-5600

         If to Buyer:

         LOEWS CINEPLEX ENTERTAINMENT CORPORATION
         711 Fifth Avenue
         New York, NY  10022
         Attn:  John C. McBride, Jr.
                  General Counsel
         Telephone:  1-212-833-6352
         Facsimile:  1-212-833-8379

         with a copy to: the same address

         John J. Walker
         Senior Vice President and Chief Financial Officer
         Telephone:  1-212-833-6687
         Facsimile:  1-212-833-6512

         With a copy to: the same address
         Travis Reid
         President and CEO
         Telephone: 1-212-833-6651
         Facsimile: 1-212-833-6375

         With a copy to:
         DW Partners
         KMD Bldg. 7th Floor
         652-16, Shinsa-dong
         Kangnam-ku
         Seoul, 135-897, Republic of Korea
         Attention: Chunghwan Choi
         Facsimile: 822-512-6060

         If to the Company:

         MEGABOX CINEPLEX, INC.

         7F, Cinehouse B/D
         91-6 Nonhyun-dong
         Kangnam-ku
         Seoul, Republic of Korea
         Attention: Representative Director
         Telephone:  82-2-3218-5555
         Facsimile:  82-2-3218-5600

8.5. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Republic of Korea, without regard to conflicts of laws principles.

8.6. Jurisdiction. The Seoul District Court shall have jurisdiction over any disputes or litigation that may arise out of or in relation to this Agreement.

8.7. Counterpart Originals. This Agreement may be executed simultaneously in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.8. Assignment; Successors. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of all parties and may not be assigned to a third party without prior written consent of the other parties.

8.9. Entire Agreement; Modifications; Severability. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, representations and understandings, written or oral, of the parties. This Agreement may not be modified or amended except by a writing signed by each of the parties hereto (and by a qualified officer if such party is a legal entity). The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the date first above written.




MEDIAPLEX, INC.



By: /s/ Tam, Chul Kon
    ---------------------------------------
Name:    Tam, Chul Kon
Title:   President



LOEWS CINEPLEX ENTERTAINMENT CORPORATION


By: /s/ John C. McBride, Jr.
    ---------------------------------------
Name:    John C. McBride, Jr.
Title:   Senior Vice President
         and General Counsel



MEGABOX CINEPLEX, INC.


By: /s/ Tam, Chul Kon
    ---------------------------------------
Name:    Tam, Chul Kon
Title:   President